As filed with the Securities and Exchange Commission on April 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PIVOTAL SOFTWARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	94-3094578
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	875 Howard Street, Fifth Floor San Francisco, California 94103
(Address of Principal Executive Offices)

Pivotal Software, Inc. 2018 Equity Incentive Plan Pivotal Software, Inc. Employee Stock Purchase Plan (Full Titles of the Plans)

Robert Mee Chief Executive Officer Pivotal Software, Inc. 875 Howard Street, Fifth Floor San Francisco, California 94103
(Name and address of agent for service)

(415) 777-4868

(Telephone Number, Including Area Code, of Agents for Service)

With copies to:
Alan F. Denenberg Sarah K. Solum Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Telephone: (650) 752-2000	Andrew M. Cohen General Counsel Christopher Ing Associate General Counsel Pivotal Software, Inc. 875 Howard Street, Fifth Floor San Francisco, California 94103 Telephone: (415) 777-4868

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A Common Stock, $0.01 par value per share
— 2018 Equity Incentive Plan (“2018 Plan”)	16,017,102	$19.94	$319,381,013.88	$38,709
— Employee Stock Purchase Plan (“ESPP”)	3,203,420	$19.94	$63,876,194.80	$7,742
Total	19,220,522		$383,257,208.68	$46,451

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s Class A common stock, $0.01 par value per share (“Class A Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Class A Common Stock on April 10, 2019.

(3)	Rounded up to the nearest dollar.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Pivotal Software, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of the Registrant’s Class A Common Stock for issuance under the 2018 Plan and the ESPP, pursuant to the provisions of such plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on April 20, 2018 (Registration No. 333-224355).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number
5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	2018 Equity Incentive Plan (1)
99.2	Employee Stock Purchase Plan (2)

___________

*	Filed herewith.
(1)	Filed as Exhibit 10.13 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1, filed on April 18, 2018 and incorporated herein by reference.

(2)	Filed as Exhibit 10.16 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1, filed on April 18, 2018 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Pivotal Software, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 15th day of April, 2019.

Pivotal Software, Inc.

By:	/s/ Robert Mee
	Name:	Robert Mee
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Robert Mee, Cynthia Gaylor and Andrew Cohen as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Pivotal Software, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Robert Mee	Chief Executive Officer (Principal Executive Officer and Director)	April 15, 2019
Robert Mee

/s/ Cynthia Gaylor	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	April 15, 2019
Cynthia Gaylor

/s/ Paul Maritz	Chairman of the Board	April 15, 2019
Paul Maritz

/s/ Michael S. Dell	Director	April 15, 2019
Michael S. Dell

Director
Zane Rowe

Signature	Title	Date
/s/ Egon Durban	Director	April 15, 2019
Egon Durban

/s/ William D. Green	Director	April 15, 2019
William D. Green

/s/ Marcy S. Klevorn	Director	April 15, 2019
Marcy S. Klevorn

/s/ Madelyn J. Lankton	Director	April 15, 2019
Madelyn J. Lankton